UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 6, 2015

eBay Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-24821	77-0430924
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

2065 Hamilton Avenue
San Jose, CA 95125
(Address of principal executive offices)

(408) 376-7400
(Registrant’s telephone number, including area code)

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 6, 2015, eBay Inc. (the "Company") announced that Bonnie Hammer had been appointed as a new member of the Company's Board of Directors (the "Board"). A copy of the Company's press release announcing Ms. Hammer's appointment is attached as Exhibit 99.1 to this report.

Ms. Hammer's term on the Board began on January 6, 2015. Ms. Hammer fills a vacancy created by an increase in the size of the Board from 11 to 12, and her term of office will expire at the Company's 2015 annual meeting of stockholders or until her successor has been elected and qualified.

As a non-employee director, Ms. Hammer is entitled to receive: (i) an annual cash retainer of $80,000, pro-rated for the remaining portion of 2015, and (ii) $220,000 in deferred stock units ("DSUs"), representing an unfunded, unsecured right to receive shares of eBay common stock, at the time of each annual meeting of stockholders, with such annual equity grants vesting as to 100% of the DSUs on the first anniversary of the date of grant.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 7, 2015, the Board amended the Company’s Amended and Restated Bylaws (the “Bylaws”) to clarify, for the elimination of doubt, that provisions of the Bylaws concerning a stockholder’s duty to update and supplement a notice of business or director nomination proposed to be brought before a stockholder meeting to ensure the notice is true and correct as of the record date and as of ten business days prior to the meeting do not operate to extend applicable deadlines, cure deficiencies or otherwise enable stockholder business or nominations to be changed. These amendments to the Bylaws were effective immediately upon adoption by the Board.

A copy of the Company’s Bylaws, adopted and effective as of January 7, 2015, is filed as Exhibit 3.1 to this report and is incorporated in response to this Item by reference thereto. The full text of the Bylaws, marked to show the change, is attached as Exhibit 3.2 to this report and is incorporated in response to this Item by reference thereto.

Item 9.01. Financial Statements and Exhibits

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, effective January 7, 2015
3.2	Amended and Restated Bylaws of the Company, effective January 7, 2015 (marked to show changes to Bylaws)
99.1	Press release dated January 6, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eBay Inc.
(Registrant)

Date: January 7, 2015	/s/ Russell S. Elmer
Name: Russell S. Elmer
Title: Vice President,
Deputy General Counsel and Assistant Secretary

INDEX TO EXHIBITS

Exhibit Number	Description
3.1	Amended and Restated Bylaws of the Company, effective January 7, 2015
3.2	Amended and Restated Bylaws of the Company, effective January 7, 2015 (marked to show changes to Bylaws)
99.1	Press release dated January 6, 2015